Exhibit 10.11

$550,000.00

Columbus, Ohio

January 1, 2004

FOR VALUE RECEIVED, the undersigned, HealthEssentials Solutions, Inc., a Delaware corporation, having a business address of 9510 Ormsby Station Road, Suite 101, Louisville, Kentucky 40223 (the “Borrower”), hereby promises and agrees to pay to the order of Tony Altieri (the “Lender”), at his address of 2487 Wellesley Drive, Columbus, Ohio 43221 or such other address as he may designate, the sum of Five Hundred and Fifty Thousand Dollars ($550,000.00) dollars (“Principal”), bearing interest at the rate of five (5%) percent per annum, being payable in twenty-four (24) monthly payments of $22,916.67, commencing May 1, 2004 and continuing until paid in full, with all accumulated interest paid on or before the final installment payment, all in lawful money of the United States of America.

All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year having three hundred sixty-five (365) days.

Principal of this Note may be repaid in whole or in part without penalty or premium at any time. The entire balance of the note shall be deemed due and immediately in full in the event that HealthEssentials, Inc. or a successor entity is taken public through an IPO or if substantially all of the stock is sold to a third party purchaser in an arms length private sale.

All payments of principal and interest and any other sums due under this Note shall be made in immediately available funds to Lender at the address set forth above, or to such other person or at such other address as may be designated in writing by the holder of this Note. All payments on this Note shall be applied first to the payment of any expenses or charges payable hereunder, and next to accrued interest, and then to the other amounts owed and any remaining amounts to the Principal hereof, or in such other order as Lender may elect in its sole discretion.

This note is not transferable to any third party, except in the event of the death or disability of Tony Altieri, except as described below, at which time this note is transferable to his heirs or other designated representative.

This note shall be deemed void and uncollectible in the event that Tony Altieri is convicted in a court of competent jurisdiction of any felony offense or any misdemeanor offense involving moral turpitude after the expiration of any appeal period; or if Tony Altieri suffers a permanent disability caused by Altieri’s intentional conduct or gross negligence and prevents Altieri’s continued provision of services described in his Employment Agreement of even date or enters into a physicians home visit enterprise or nursing home facility which competes with HealthEssentials, Inc.

Occurrence of any one or more of the following shall constitute an Event of Default under this Note:

(i) If any payment of principal or interest under this Note is not paid within three (3) days of when due;

(ii) The failure to pay or perform any obligations, liabilities or indebtedness of Borrower to Lender, whether under this Note or any other agreement, note, guaranty or instrument now or hereafter existing, as and when due (whether at maturity or by acceleration but after any requirement of notice and/or opportunity for cure);

(iii) A proceeding being filed or commenced against Borrower or any guarantor of this Note (each reference to a guarantor in this Note is intended and shall be deemed to refer to any guarantor now or hereafter) for dissolution or liquidation that is not dismissed within thirty days after filing, or Borrower or any guarantor of this Note voluntarily or involuntarily terminating or dissolving or being terminated or dissolved;

(iv) Any default in payment or performance of any note or other instrument now or hereafter existing (whether in favor of Lender or any other person or entity) that is secured by, or any default under any mortgage or deed of trust or other agreement now or hereafter existing (whether in favor of Lender or any other person or entity) that effects or constitutes an encumbrance upon, any property now or hereinafter securing all or any part of the indebtedness evidenced by this Note;

(v) Insolvency of, business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor’s relief law, or for any readjustment of indebtedness, composition or extension by, Borrower or any guarantor of this Note, or against (if not dismissed within thirty days) Borrower or any guarantor of this Note, or any purported revocation by any guarantor of all of any part of such guarantor’s suretyship obligations with respect to this Note; Lender determining that any representation or warranty made by Borrower to Lender is, or was at the time made, untrue or materially misleading; and

(vi) Any default (after any applicable requirement for notice and cure) of any other secured or unsecured debt of the Borrower.

Whenever there is an Event of Default under this Note, the entire principal balance of, and all accrued interest on, this Note, and all other existing or hereafter created or arising liabilities, indebtedness and obligations of Borrower to the holder (however acquired or evidenced) shall, at the option of the holder, become forthwith due and payable, without presentment, notice, protest or demand of any kind (all of which are expressly waived by Borrower).

This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or retention of money loaned hereunder, or advanced for the performance or payment of any covenant or obligation contained herein, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provision of this Note or of any such other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from such circumstance the holder of this Note shall ever receive anything of value deemed by applicable law to be interest in any amount that would exceed the highest lawful rate payable hereunder, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, and if the amount that would be excessive interest exceeds the principal balance then owing, such excess shall be refunded to the party paying the same.

Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this Note shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of interest and principal on this Note and the performance of Borrower’s other obligations under this Note.

If there is any Event of Default under this Note, and this Note is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Borrower promises to pay to the holder hereof its reasonable attorneys’ fees and court costs incurred in collecting or attempting to collect this Note, provided the same is legally allowed by the laws of the State of Ohio.

Without restricting any of the rights or remedies available to Lender, Lender shall have the right to set off, at any time after an Event of Default by Borrower under this Note, without notice to Borrower, to any and all deposits or other sums at any time or times credited by or due from Lender to Borrower whether or not held by Lender in a special account or other account, which deposits and other sums shall at all times constitute additional security for the obligations of Borrower arising under this Note.

Borrower represents and warrants to Lender that:

(i) Borrower is a validly existing corporation organized under the laws of the State of Delaware and is duly qualified to do business in all other jurisdictions in which qualification is necessary in order to conduct the business and affairs of Borrower.

(ii) The execution, delivery and performance by Borrower of this Note (i) are authorized by all documents (organizational and otherwise), agreements and stipulations limiting the activities of Borrower, (ii) do not require approval of any governmental authority, (iii) will not violate any provision of law, any order of any court or any governmental authority, or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any assets of Borrower is bound.

(iii) There is no action, suit or proceeding pending, or to the knowledge of Borrower threatened, against or affecting Borrower or involving the validity or enforceability of this Note, including before or by any governmental authority, and Borrower is not in default with respect to any order, writ, judgment, decree or demand of any court or other governmental authority.

(iv) Borrower has the right to enter into this Note, the execution and performance of which will not, either immediately, or with notice and/or passage of time, result in the creation or imposition of any encumbrance upon the Borrower or any assets of Borrower except as granted hereby.

The invalidity or unenforceability of any provision of this Note shall not impair the validity or enforceability of any other provision of this Note.

This Note has been delivered in, and shall be governed by and construed in accordance with the laws of the State of Ohio.

Borrower and any other party who may become primarily or secondarily liable for any of the obligations of Borrower hereunder hereby (a) waive presentment, demand, notice of dishonor, protest, notice of protest, (b) further waiver all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States, and (c) further agree that the holder of this Note shall have the right without notice, to deal in any way, at any time, with Borrower, or any guarantor of this Note or with any other party who may become primarily or secondarily liable for, or pledge any collateral as security for, any of the obligations of Borrower under this Note and to grant any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note without in any way affecting the liability of Borrower, or such other party who may pledge any collateral as security for, or become primarily or secondarily liable for, the obligations of Borrower hereunder and without waiving any rights the holder of this Note may have hereunder or by virtue of the laws of this state or any other state of the United States.

This Note was deemed executed in Columbus, Franklin County, Ohio, effective on the above referenced date.

HealthEssentials Solutions Inc.

By:	/s/ Norman Pfaadt

Title:	CFO

4